                                  EXHIBIT 10.16

                                                                   EXHIBIT 10.16



                       THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of June 18, 1999 ("this Amendment") is entered into by BOOKS-A-MILLION, INC., a Delaware corporation ("BAM"), AMERICAN WHOLESALE BOOK COMPANY, INC., an Alabama corporation ("AWBC"; BAM and AWBC are sometimes together referred to as the "Borrowers"), AMSOUTH BANK, an Alabama banking corporation formerly known as AmSouth Bank of Alabama ("AmSouth"), SUNTRUST BANK, ATLANTA, a Georgia banking corporation, NATIONSBANK, N.A., a national banking association, successor by merger to NationsBank, N.A. (South), a national banking association formerly known as NationsBank of Georgia, N.A., and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association (collectively, the "Lenders"), and AMSOUTH BANK, an Alabama banking corporation formerly known as AmSouth Bank of Alabama, as agent for the Lenders (the "Agent").


                                    RECITALS

         A. The Borrowers, the Agent and the Lenders are parties to that certain Credit Agreement dated October 27, 1995 as amended by a First Amendment thereto dated June 4, 1997 and a Second Amendment thereto dated June 19, 1998 (collectively, the "Agreement") pursuant to which the Lenders have made available to the Borrowers a revolving credit facility in an aggregate principal amount outstanding not to exceed $90,000,000, the proceeds of which are to be used by the Borrowers for general corporate purposes.

         B. The Borrowers have applied to the Lenders for a modification to the definition of "Net Income Available for Debt Service" and the financial covenant set forth in Section 7.8(1) of the Agreement.

         C. The Lenders are willing to make such modification as requested only if, among other things, the Borrowers enter into this Amendment.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, the Borrowers, the Lenders and the Agent hereby agree as follows:

         Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings attributed thereto in the Agreement.

         The definition of "Net Income Available for Debt Service" set forth in
Section 1.1 of the Agreement is hereby amended to read, in its entirety, as follows:

                  Net Income Available for Debt Service for any period shall mean Consolidated Net Income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that have been deducted for (i) Interest Expense,
         (ii) Operating Lease Payments, (iii) depreciation, (iv) amortization and (v) income and profit taxes in determining Consolidated Net Income for such period.

         Section 7.8(1) of the Agreement is hereby amended to read, in its entirety, as follows:

                  (1) Coverage Ratio. The ratio of Net Income Available for Debt Service for the preceding four quarters to Interest Expense and Operating Lease Payments of BAM and the Consolidated Entities on a consolidated basis for such period shall not be less than 1.50 to 1.0 at any time.

         As consideration for the Lenders' agreement to make the modification set forth in this Amendment, the Borrowers shall pay a fee in the amount of $45,000 to the Agent for the account of each of the Lenders. This fee shall be due and payable upon the execution of this Amendment and shall be fully earned and non-refundable.

         Notwithstanding the execution of this Amendment, all of the indebtedness evidenced by each of the Notes shall remain in full force and effect, as modified hereby, and nothing contained in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by any of the Notes or to release, satisfy, discharge, terminate or otherwise affect or impair in any manner whatsoever (a) the validity or enforceability of the indebtedness evidenced by any of the Notes; (b) the liens, security interests, assignments and conveyances effected by the Agreement or the Loan Documents, or the priority thereof; (c) the liability of any maker, endorser, surety, guarantor or other person that may now or hereafter be liable under or on account of any of the Notes or the Agreement or the Loan Documents; or (d) any other security or instrument now or hereafter held by the Agent or the Lenders as security for or as evidence of any of the above-described indebtedness.

         All references in the Loan Documents to "Credit Agreement" shall refer to the Agreement as amended by this Amendment, and as the Agreement may be further amended from time to time.

         The Borrowers hereby certify that the organizational documents of the Borrowers have not been amended since October 27, 1995.

         The Borrowers hereby represent and warrant to the Agent and the Lenders that all representations and warranties contained in the Agreement are true and correct as of the date hereof; and the Borrowers hereby certify that no Event of Default nor any event that, upon notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

         Except as hereby amended, the Agreement shall remain in full force and effect as written. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. The covenants and agreements contained in this Amendment shall apply to and inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         Nothing contained herein shall be construed as a waiver, acknowledgment or consent to any breach of or Event of Default under the Agreement and the Loan Documents not specifically mentioned herein.

         This Amendment shall be governed by the laws of the State of Alabama.


                  [Remainder of this page intentionally blank]

         IN WITNESS WHEREOF, each of the Borrowers, the Lenders and the Agent has caused this Amendment to be executed and delivered by its duly authorized corporate officer as of the day and year first above written.


                      BOOKS-A-MILLION, INC.


                      By: /s/ Sandra B. Cochran
                          ---------------------
                          Its Executive Vice President & Chief Financial Officer



                      AMERICAN WHOLESALE BOOK COMPANY, INC.


                      By: /s/ Sandra B. Cochran
                          ---------------------
                          Its Executive Vice President & Chief Financial Officer

                       AMSOUTH BANK


                       By: /s/ David A. Simmons
                           --------------------
                           Its Senior Vice President

                                SUNTRUST BANK, ATLANTA


                                By: /s/ David J. Edge
                                    -----------------
                                    Its Vice President



                                By: /s/ Carolyn S. McMeekin
                                    -----------------------
                                    Its Corporate Banking Officer

                                     NATIONSBANK, N.A.


                                     By: /s/ David Jackson
                                         ------------------
                                         Its Senior Vice President

                                     SOUTHTRUST BANK, NATIONAL ASSOCIATION


                                     By: /s/ Chris Peck
                                        ---------------
                                        Its Commercial Loan Officer

                                     AMSOUTH BANK, as Agent


                                     By: /s/ David A. Simmons
                                         Its Senior Vice President